UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CLAIRE’S STORES, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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CLAIRE’S STORES, INC.
3 S.W. 129th Avenue
Pembroke Pines, Florida 33027
May 14, 2007

Introductory Statement:

On or about April 27, 2007, we mailed a proxy statement relating to a special meeting of shareholders of Claire’s Stores, Inc. (“the Company”) scheduled for May 24, 2007, to vote on a proposal to approve the Agreement and Plan of Merger, dated March 20, 2007, by and among the Company, Bauble Holdings Corp., a Delaware corporation and Bauble Acquisition Sub, Inc., a Florida corporation and a wholly-owned subsidiary of Bauble Holdings Corp.

As previously disclosed, on December 20, 2006, a purported class action complaint was filed in the Circuit Court of the Seventeenth Judicial Circuit in Broward County, Florida by a plaintiff who is an alleged shareholder of the Company. The complaint, which is styled as Lustig v. Claire’s Stores, Inc., et al.  (Case No. 06-020798), was amended by the plaintiff on March 21, 2007. The amended complaint names as defendants the Company, its directors, and Apollo Management, L.P. and alleges, among other things, that the directors breached their fiduciary duties to the shareholders of the Company in connection with the transaction and that the Company and Apollo Management, L.P. aided and abetted the directors’ alleged breaches of their fiduciary duties. Among other relief, the amended complaint seeks class action status, injunctive relief from completing the merger, and payment of attorneys’ fees.

The following putative class action complaints were subsequently filed in Broward County: Henzel v. Claire’s Stores, Inc., et al.  (Case No. 07-006325) (March 21, 2007); McCormack v. Schaefer, et al.  (Case No. 07-006327) (March 21, 2007); Minissa v. Schaefer, et al.  (Case No. 07-06630) (March 26, 2007); Benoit v. Schaefer, et al.  (Case No. 07-006907) (March 28, 2007); Call4U v. Claire’s Stores, Inc., et al.  (Case No. 07-07178) (April 2, 2007); and International Union of Operating Engineers Pension Fund of Eastern Pennsylvania and Delaware v. Claire’s Stores, Inc., et al., (Case No. 07-007913) (April 11, 2007). These complaints allege similar claims and seek similar relief as the Lustig action, with the McCormack action also seeking unspecified money damages. With the exception of the Call4U complaint, these complaints also name as defendants the Company, its directors, and Apollo Management, L.P. The Call4U action names as defendants the Company, its directors and its chairman emeritus. On April 16, 2007, the Court consolidated for all pre-trial purposes all complaints filed to date and on April 20, 2007, plaintiffs served a second amended and consolidated complaint alleging similar claims and seeking similar relief as the Lustig amended complaint. Plaintiffs also served on April 20, 2007 a motion for expedited discovery, a motion for a preliminary injunction enjoining a shareholder vote of the merger, and a motion to set a hearing and briefing schedule on plaintiffs’ motion for a preliminary injunction.

On May 12, 2007, the parties, including the Company, executed a Memorandum of Understanding to settle the lawsuits. As part of the settlement, the defendants deny all allegations of wrongdoing. The settlement will be subject to customary conditions, including court approval following notice to members of the proposed settlement class and consummation of the merger. If finally approved by the court, the settlement will resolve all of the claims that were or could have been brought on behalf of the proposed settlement class in the action being settled, including all claims relating to the merger, the merger agreement and any disclosure made in connection therewith. In addition, in connection with the settlement, the parties have agreed that plaintiffs’ counsel will petition the court for an award of attorneys’ fees and expenses to be paid by us. The merger may be consummated prior to final court approval of the settlement.

The settlement will not affect the amount of merger consideration to be paid in the merger.

Pursuant to the proposed settlement, we have agreed to make the amended and supplemental disclosures set forth below, but the Company does not make any admission that such supplemental disclosures are material. Important information concerning the proposed merger is set forth in our definitive proxy statement dated April 27,

2007 (the “Definitive Proxy Statement”). The Definitive Proxy Statement, which we urge you to read in its entirety, is amended and supplemented by, and should be read as part of, and in conjunction with, the information set forth herein.

Amended and Supplemental Disclosure

1. The following sentence appearing on page 19 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“This evaluation took on renewed focus in late 2005 as senior management of the Company considered the risks regarding the desires of the Co-Chief Executive Officers, Ms. Marla Schaefer and Ms. Bonnie Schaefer, to eventually transition from active management.”

is amended to read as follows:

“This evaluation took on renewed focus in late 2005 as senior management of the Company comprehensively considered its succession planning at all senior management levels, including the risks regarding the desires of the Co-Chief Executive Officers, Ms. Marla Schaefer and Ms. Bonnie Schaefer, to eventually transition from active management.”

2. The following sentence appearing on page 19 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“In addition, while senior management noted that the trading price of the Company’s common stock had almost tripled from the date that Marla and Bonnie Schaefer had become Co-Chief Executive Officers upon the leave of absence of their father who had previously served as Chief Executive Officer of the Company, they also appreciated the likelihood that the Company would face a challenging environment to continue to achieve the earnings growth it had over the past few years.”

is amended to read as follows:

“In addition, while senior management noted that the trading price of the Company’s common stock had almost tripled from the date that Marla and Bonnie Schaefer had become Co-Chief Executive Officers upon the leave of absence of their father who had previously served as Chief Executive Officer of the Company, senior management also appreciated the likelihood that the Company would face a challenging environment to continue to achieve the earnings growth it had over the past few years as a result of, among other factors, slowing comparable store growth and the difficulty of generating additional margin improvements given the fact that the Company’s margins had been at their highest historical levels and that margins in Europe, which was an area the Company depended on for growth, were expected to be lower than in the United States over the next few years.”

3. After the first sentence of the second paragraph on page 19 of the Definitive Proxy Statement in the section entitled “Background of the Merger” the following sentences are added:

“In discussing the advantages and disadvantages of continuing to execute management’s strategic plan as a publicly traded company, senior management reviewed with the board, among other matters, the Company’s strong balance sheet, research analysts’ ratings and price targets, the risks of international expansion, the opportunity to focus on operations and potential for improvements, the impact of declining earnings growth on the Company’s price-to-earnings multiple (P/E multiple) and the unpredictable nature of jewelry and accessories trends. With respect to the possibility of pursuing a strategic acquisition, senior management discussed, among other factors, the potential for diversifying revenues and compensating for non-organic growth as well as the risks of straying from the Company’s core competencies and the lack of strategic targets. With respect to the possibility of engaging in share repurchases, senior management noted the benefit of utilizing excess cash flow to return cash to shareholders, and the accretive impact on the Company’s earnings per share, but noted, among other matters, the disadvantage of indicating to the market a lack of attractive alternatives for growth. Senior management of the Company concluded their review by discussing the advantages and disadvantages of a potential sale of the Company including, among other factors, the fact that the Company may be at the peak of a growth cycle in the absence of new opportunities, the record highs of the trading prices of the Company’s stock, the loss of upside potential to shareholders in a sale for cash, the distraction to management of a sale process and the risks of finding a buyer at an acceptable price. In that connection, senior management discussed with the board, among other matters, valuation considerations, analyses at various prices and the possible value of a leveraged buyout transaction. They concluded by noting, among other matters, that now may be the right time to investigate the sale or merger of the Company after balancing the challenges and opportunities for the Company.”

4. The following sentence of the second paragraph on page 19 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“Subsequent to this meeting, the Company contacted Goldman, Sachs & Co. to engage Goldman Sachs as its financial advisor in connection with the Company’s review of its strategic alternatives.”

is made the first sentence of a new paragraph and is amended to read as follows:

“Subsequent to this meeting, the Company contacted Goldman, Sachs & Co. to discuss engaging Goldman Sachs as its financial advisor in connection with the Company’s review of its strategic alternatives.”

and the following sentence is added immediately after the referenced sentence:

“The Company decided to contact Goldman Sachs, after considering other possible financial advisors, because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the strategic alternatives being considered by the Company. In addition, senior management of the Company contacted Simpson Thacher & Bartlett LLP, after interviewing a number of law firms, to discuss engaging Simpson Thacher & Bartlett as the Company’s legal advisor to assist it in connection with the Company’s review of its strategic alternatives.”

5. After the second sentence of the fourth paragraph on page 19 of the Definitive Proxy Statement in the section entitled “Background of the Merger” the following sentences are added:

“Simpson Thacher & Bartlett, in the course of its review, discussed whether there was a need to form a special committee of the board and responded to questions of the board. The board, after considering the matter, was satisfied that a special committee was not required at this time based on current facts and circumstances, although the board discussed that this decision could be revisited in the event of a change in circumstances.”

6. The following sentence appearing on page 19 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“Ms. Bonnie Schaefer offered her perspectives on the strategic choices facing the Company and noted that the Company was not compelled to pursue a sale of itself at this time.”

is amended to read as follows:

“Ms. Bonnie Schaefer discussed her view that the Company was not compelled to pursue a sale of itself at this time in light of its strong cash flows and financial condition, but acknowledged the benefits of the board considering all strategic alternatives available to the Company.”

7. The last two sentences of the fifth paragraph on page 19 of the Definitive Proxy Statement in the section entitled “Background of the Merger” are replaced with the following:

“With respect to status quo, the board reviewed issues discussed at the May 16, 2006 meeting and noted that, by maintaining status quo, the management could, over time, take advantage of growth opportunities available to the Company. With respect to a potential acquisition by the Company, the board noted, among other things, the number of limited attractive strategic targets. The board then discussed that a leveraged recapitalization, while returning cash to shareholders, would exacerbate the risks of the Company not successfully executing its strategic plan. In connection with the board’s discussion of the advantages and disadvantages of a sale of the Company, which included the factors previously discussed at the May 16, 2006 meeting, representatives of Goldman Sachs noted the strong market conditions for acquisitions and financing. The board further discussed the risks of a potential sale process, including information leaks. The representatives of Goldman Sachs then left the meeting. The board discussed the suitability of Goldman Sachs as a financial advisor. Following further discussions, the board of directors determined that Goldman Sachs should be directed to refine its analysis and continue its analysis regarding the financial aspects of various strategic alternatives of the Company. The representatives of Simpson Thacher & Bartlett then left the meeting, and the board proceeded to discuss engaging Simpson Thacher & Bartlett as a legal advisor to the Company. After discussion, the board decided to engage Simpson Thacher & Bartlett to assist the Company in reviewing its various strategic alternatives.”

8. The following sentence appearing at the end of the first paragraph on page 20 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“Ms. Marla Schaefer and Ms. Bonnie Schaefer also provided their perspectives on managing a more leveraged company.”

is amended to add the following at the end of the referenced sentence:

“, including their concerns that increased leverage would reduce the operational flexibility available to the Company and increase risk, particularly given the cyclical nature of the retail business.”

9. The following sentence appearing on page 20 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“After discussion, reached the consensus that, if they decided to authorize Goldman Sachs to solicit preliminary indications of interest from potential purchasers, such solicitation would initially be limited to financial buyers and the question of whether to approach potential strategic buyers could be revisited at a later time after receiving initial responses from financial buyers.”

is amended to read as follows:

“After discussion, the board reached the consensus that, if they decided to authorize Goldman Sachs to solicit preliminary indications of interest from potential purchasers, such solicitation would initially be limited to financial buyers and the question of whether to approach potential strategic buyers could be revisited at a later time after receiving initial responses from financial buyers.”

and immediately after the referenced sentence the following sentence is added:

“The board thus retained the flexibility to revisit the decision if circumstances warranted or engage in discussions with any strategic buyers who approached the Company.”

10. The following disclosure appearing on page 20 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“Representatives of Simpson Thacher & Bartlett also informed the board that a buyer would likely require the Schaefer family to enter into a voting agreement to support a transaction approved by the board.”

is amended to add the following immediately after the referenced sentence:

“Simpson Thacher & Bartlett also addressed whether the formation of a special committee was legally required based on the then current facts and circumstances.”

11. The following sentence appearing on page 20 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“Ms. Marla Schaefer and Ms. Bonnie Schaefer then addressed the alignment of their interests with the interests of other shareholders and indicated that their only objective was to choose the alternative that would result in the highest value for shareholders.”

is amended to read as follows:

“In that connection, Ms. Marla Schaefer and Ms. Bonnie Schaefer then addressed the alignment of their interests with the interests of other shareholders and indicated that their only objective was to choose the alternative that would result in the highest value for shareholders. ”

and immediately after the referenced sentence the following sentence is added:

“No member of the board disagreed with Ms. Marla Schaefer and Ms. Bonnie Schaefer’s comments that their interests were aligned with the interests of the other shareholders.”

12. The following sentence appearing on page 20 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“Ms. Marla Schaefer, Ms. Bonnie Schaefer and representatives of Simpson Thacher & Bartlett responded to questions from the board.”

is amended to add the following to the end of the referenced sentence:

“, including questions relating to the need for the formation of a special committee.”

and immediately after the referenced sentence the following sentence is added:

“Following discussion, the consensus of the board was that a special committee was not necessary.”

13. The following sentence appearing on page 20 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“After further discussion, the board authorized Goldman Sachs to initiate contact with a select number of potential buyers to seek preliminary indications of interest, and thereafter the representatives of Goldman Sachs left the meeting.”

is amended and replaced by the following:

“After further discussion, the board authorized Goldman Sachs to initiate contact with a select number of potential buyers to seek preliminary indications of interest. The board, with the assistance of Goldman Sachs, determined that potential buyers would be selected by giving consideration to, among others, factors relating to a potential buyer’s ability to complete a transaction of this size and a potential buyer’s interest in the retail sector. Thereafter the representatives of Goldman Sachs left the meeting.”

14. The following disclosure appearing on page 20 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“Senior management of the Company and representatives of Simpson Thacher & Bartlett then discussed the terms of the proposed engagement letter between the Company and Goldman Sachs, including the proposed fee structure.”

is amended to add the following sentence immediately after the referenced sentence:

“The board of directors of the Company understood that Goldman Sachs would not be entitled under the proposed engagement letter to receive the proposed transaction fee in connection with any of the strategic alternatives being considered by the board other than a sale of the Company.”

15. The following sentence appearing on page 21 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“The board discussed the risks associated with a leveraged recapitalization transaction in which the Company would remain an independent company and acknowledged the succession risk faced by the Company.”

is amended and replaced as follows:

“The board recognized that a leveraged recapitalization in which the Company would remain an independent company would not address the challenges with respect to growth facing the Company. Ms. Marla Schaefer and the board discussed the benefit of returning cash to shareholders while remaining an independent company as well as the risks associated with a leveraged recapitalization transaction, including the reduced operational flexibility, the risk that the Company’s stock could be viewed as a value stock as compared to a growth stock and the implication of such a signaling effect on the Company’s P/E multiple. The board also acknowledged the succession risk faced by the Company.”

16. The following sentence appearing on page 21 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“In that connection, they confirmed to the board that they did not have any interest in remaining as Co-Chief Executive Officers of the Company or investing as part of an acquisition of the Company (including any rollover of their beneficially-owned equity in a purchase of the Company by a private equity buyer).”

is amended to read as follows:

“In that connection, Ms. Marla Schaefer and Ms. Bonnie Schaefer confirmed to the board that they did not have any interest in remaining as Co-Chief Executive Officers of the Company or investing as part of an acquisition of the Company (including any rollover of their beneficially-owned equity in a purchase of the Company by a private equity buyer).”

17. The following sentence appearing on page 21 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“This discussion confirmed the board’s view that the formation of a special committee was not necessary.”

is amended to read as follows:

“The sentiment of the board was that the formation of a special committee was unnecessary.”

18. The following disclosure appearing on page 22 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“The board discussed the benefits of retaining a second financial advisor and authorized management to contact Peter J. Solomon (“PJSC”) for the purpose of retaining them to evaluate the fairness of any potential transaction.”

is amended to add the following sentence immediately after the referenced sentence:

“The board did not contact any other firm in light of their knowledge of PJSC and PJSC’s well-established reputation and familiarity with the retail industry and the Company.”

19. The following disclosure appearing on page 22 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“During the last week of February, on behalf of the Company, representatives of Goldman Sachs and Simpson Thacher & Bartlett contacted Bidder X and its advisors to clarify the material terms reflected in its proposal and to identify aspects of the comments to the draft merger agreement which raised material issues for the Company.”

is amended to add the following sentence immediately after the referenced sentence:

“Specifically, Bidder X was asked to clarify, among other matters, that its proposal did not prevent the board from withdrawing its recommendation to the shareholders regarding approval of the merger agreement if required by the board’s fiduciary duties, whether or not in connection with a competing acquisition proposal.”

20. The following sentence appearing on pages 22 and 23 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“The key terms addressed included provisions relating to termination of the merger agreement and the payment of any termination fees, employee benefits and the conduct of business by the Company from execution of the agreement until closing.”

is amended to read as follows:

“Other key terms addressed included provisions relating to termination of the merger agreement and the payment of any termination fees, employee benefits and the conduct of business by the Company from execution of the agreement until closing.”

21. The following sentence appearing on page 23 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“Bidder X was requested to improve the non-financial terms and conditions of its proposal.”

is amended to add the following to the end of the referenced sentence:

“, including, among others, to delete its request to receive payment of its expenses if the Company’s shareholders did not approve the merger.”

22. The following disclosure appearing on page 23 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“The bid proposal from Bidder X was for a price per share of $30.00, with non-financial terms and conditions similar, or slightly more favorable, than those proposed by Apollo.”

is amended to add the following sentence immediately after the referenced sentence:

“For example, unlike Apollo’s bid proposal, the bid proposal submitted by Bidder X did not contain a “force the vote” provision that would require the Company to submit the merger agreement for shareholders’ approval under circumstances in which the board had withdrawn its favorable recommendation of the merger in favor of a competing acquisition proposal which constituted a superior proposal.”

23. The following sentence appearing on page 23 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“The board members discussed their views on the values contained in the proposed bid proposals as well as the potential value of other strategic alternatives, including a leveraged recapitalization transaction.”

is amended to read as follows:

“The board members discussed their views on the proposed bid proposals.”

24. The following disclosure appearing on page 23 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“Goldman Sachs responded to questions from the board regarding, among other matters, the financial aspects of the bid proposals and the Company’s strategic alternatives and reviewed with the board the history of the sale process, including the downward revisions in the financial projections prepared by the Company’s management.”

is amended to add the following sentence immediately after the referenced sentence:

“In the course of their discussion regarding the history of the sale process, Goldman Sachs noted that, although the bidding group which did not submit a bid proposal as well as the bidding groups which had previously dropped out of the process did not formally advance any reasons for their actions, certain bidding groups had indicated during the sale process, among other matters, reservations about their ability to offer an adequate premium over the market price of the shares of the Company and their concerns as to challenges associated with enhancing the value of the Company.”

25. The following disclosure appearing on pages 23 and 24 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“Representatives of Simpson Thacher & Bartlett engaged in negotiations with Morgan, Lewis & Bockius LLP, outside legal counsel to Apollo, to identify aspects of its proposal which raised issues for the Company and to attempt to narrow the legal issues presented in the merger agreement draft submitted by Apollo.”

is amended to add the following sentence immediately after the referenced sentence:

“Discussions between representatives of Simpson Thacher and Morgan Lewis regarding Apollo’s proposal related to, among other matters, the “force the vote” provision, the covenant relating to the parties’ obligations in connection with financing the merger, additional termination rights available to Apollo and the liability of Apollo in connection with breaches of the merger agreement.”

26. The following disclosure appearing on page 24 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“On the same date, Apollo also sent a revised draft of the shareholders agreement. Following receipt of the draft merger agreement from Apollo on March 16, 2007, representatives of Simpson Thacher & Bartlett and Goldman Sachs updated management of the Company regarding Goldman Sachs’ discussion with representatives of Apollo and the significant outstanding legal issues raised by Apollo’s revised draft of the merger agreement.”

is amended to add the following sentence immediately after the referenced sentence:

“The significant legal issues raised by Apollo’s draft included, among others, a non-reciprocal termination fee, Apollo’s liability for breach of the merger agreement, expansion of representations and warranties, and additional restrictions relating to conduct of business by the Company between signing and closing.”

27. The following sentence appearing on page 24 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“After discussions with Goldman Sachs and Simpson Thacher & Bartlett, the Company’s management directed Goldman Sachs and Simpson Thacher & Bartlett to seek to reduce the optionality for Apollo associated with Apollo’s proposed merger agreement terms as well as to attempt to reach agreement on the other areas of concern to the Company in Apollo’s revised draft of the merger agreement.”

is amended to read as follows:

“After discussions with Goldman Sachs and Simpson Thacher & Bartlett, the Company’s management directed Goldman Sachs and Simpson Thacher & Bartlett to seek to reduce the optionality for Apollo associated with Apollo’s proposed merger agreement terms as well as to attempt to reach agreement on the other areas of concern to the Company, including the issues described above, in Apollo’s revised draft of the merger agreement.”

28. The following sentence appearing on page 24 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“At the beginning of the meeting, Goldman Sachs informed the board members that, while Bidder X had verbally shown some inclination to improve meaningfully the price per share contained in its prior bid, Bidder X did not submit a specific revised price per share and the level to which Bidder X indicated a willingness to increase its price was less than the $33.00 price per share offered by Apollo.”

is amended to read as follows:

“At the beginning of the meeting, Goldman Sachs informed the board members that, while Bidder X had verbally shown some inclination to improve meaningfully the price per share contained in its prior bid, Bidder X did not submit a revised bid proposal with a specific revised price per share.”

and immediately after the referenced sentence, the following sentence is added:

“Goldman Sachs informed the board that, without committing to a specific price per share, Bidder X had indicated potential values by reference to market speculation regarding Apollo’s bid, and informed the board that such indication remained lower than Apollo’s proposed price of $33.00 per share.”

29. The following sentence appearing on page 25 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“The representatives of Goldman Sachs responded to questions from the board and left the meeting.”

is amended and replaced by the following sentences:

“The representatives of Goldman Sachs responded to questions from the board and reviewed with the board certain investment banking services Goldman Sachs has provided and is currently providing to Apollo and its affiliates and portfolio companies from time to time. The board of directors of the Company understood that Goldman Sachs, in the ordinary course of its business, has been engaged by, or involved in a transaction with, a large number of private equity firms (including Apollo) and financial institutions as well as a wide array of companies in the retail sector. The representatives of Goldman Sachs then left the meeting.”

30. The following sentence appearing on page 25 of the Definitive Proxy Statement in the section entitled “Background of the Merger”:

“Representatives of PJSC responded to questions from the board.”

is amended to add the following to the end of the referenced sentence:

“and confirmed to the board that PJSC has not been previously engaged to render any services to Apollo.”

31. The following disclosure appearing on page 31 of the Definitive Proxy Statement in the section entitled “Opinion of Goldman, Sachs & Co.”:

“Goldman Sachs then discounted those values, using a cost of equity discount rate of 10.65%.”

is amended to add the following sentence immediately after the referenced sentence:

“The discount rate used by Goldman Sachs was based on a cost of equity analysis of the Company.”

32. The following disclosure appearing on page 31 of the Definitive Proxy Statement in the section entitled “Opinion of Goldman, Sachs & Co.”:

“•	enterprise value as a multiple of estimated fiscal year 2008 EBITDA; and

•	enterprise value as a multiple of estimated fiscal year 2009 EBITDA.”

is amended and replaced by the following:

“•	enterprise value as a multiple of estimated fiscal years 2008 and 2009 EBITDA, respectively;

•	ratio of price to estimated earnings for fiscal years 2008 and 2009, respectively;

•	estimated compound annual growth rate of EPS for the five fiscal years ending in 2012;

•	LTM EBITDA margins; and

•	LTM EBIT margins.”

33. The following disclosure appearing on pages 31 and 32 of the Definitive Proxy Statement in the section entitled “Opinion of Goldman, Sachs & Co.”:

“The results of these analyses are summarized as follows:

	Selected Companies
Enterprise Value as a Multiple of:	Range		Median		Claire’s Stores

LTM EBITDA	7.1x - 24.2	x	9.2	x	8.1	x
2008E EBITDA	5.9x - 14.9	x	7.9	x	7.6	x
2009E EBITDA	5.5x - 10.8	x	6.8	x	7.2	x

(1)	Claire’s Stores is included in the group.

With respect to Claire’s Stores and the selected companies, Goldman Sachs also calculated the ratio of price to estimated fiscal years 2008 and 2009, respectively, earnings, and considered the estimated compound annual growth rate of EPS for the five fiscal years ending in 2012. The following table presents the results of this analysis:

	Selected Companies(2)
	Range		Median		Claire’s Stores

Price/2008E Earnings Ratio	12.2x - 25.8	x	17.0	x	15.1	x
Price/2009E Earnings Ratio	10.9x - 20.6	x	14.8	x	13.8	x
5-Year Compound Annual EPS Growth Rate	9.7% - 25.0%		15.5%		13.0%

(2)	Claire’s Stores is included in the group.

With respect to Claire’s Stores and the selected companies, Goldman Sachs also calculated LTM EBITDA margins and EBIT margins.

The following table presents the results of this analysis:

	Selected Companies
	Range	Median	Claire’s

LTM EBITDA Margin	4.0% - 40.0%	14.9%	21.0%
LTM EBIT Margin	1.8% - 37.1%	11.3%	17.2	%”

is deleted in its entirety and is replaced by the following:

“The results of these analyses are set forth below:

		Enterprise
		Value Multiples						Fiscal				5-Year
	Enterprise	EBITDA						P/E Multiples				EPS	LTM Margins
Company	Value	LTM		FY2008		FY2009		FY2008		FY2009		CAGR	EBITDA	EBIT

Abercrombie & Fitch	$6,441	8.8	x	6.2	x	5.5	x	12.2	x	10.9	x	15.0%	23.3%	18.9%
Aeropostale	1,863	10.9		8.4		7.1		17.4		14.7		20.0	12.7	10.6
American Eagle Outfitters	6,151	10.0		8.1		7.2		15.5		13.8		15.0	23.8	20.7
Bebe	1,243	9.7		7.5		NA		17.0		14.8		20.0	20.0	17.3
Bijou Brigitte	2,168	13.5		14.9		NA		19.0		NA		9.7	40.0	37.1
Claire’s	2,518	8.1		7.6		7.2		15.1		13.8		13.0	21.0	17.2
Hot Topic	442	7.1		5.9		5.8		23.3		17.6		15.5	8.5	3.4
Pacific Sunwear	1,320	7.1		6.5		5.9		17.7		15.4		15.0	13.2	8.3
Tween Brands Inc.	1,072	8.5		7.9		6.6		16.1		13.4		19.5	14.9	11.3
Urban Outfitters	3,982	24.2		13.8		10.8		25.8		20.6		25.0	13.9	9.7
Wet Seal	586	NM		9.1		NA		13.3		16.9		25.0	4.0	1.8

The following table presents a summary of the analysis conducted by Goldman Sachs:

	Selected Companies
	Range		Median		Claire’s Stores

Enterprise Value as a Multiple of:
LTM EBITDA	7.1x - 24.2	x	9.2	x	8.1	x
2008E EBITDA	5.9x - 14.9	x	7.9	x	7.6	x
2009E EBITDA	5.5x - 10.8	x	6.8	x	7.2	x
Price/2008E Earnings Ratio	12.2x - 25.8	x	17.0	x	15.1	x
Price/2009E Earnings Ratio	10.9x - 20.6	x	14.8	x	13.8	x
5-Year Compound Annual EPS Growth Rate	9.7% - 25.0%		15.5%		13.0%
LTM EBITDA Margin	4.0% - 40.0%		14.9%		21.0%
LTM EBIT Margin	1.8% - 37.1%		11.3%		17.2	%”

34. The following sentence appearing on page 32 of the Definitive Proxy Statement in the section entitled “Opinion of Goldman, Sachs & Co.”:

“Goldman Sachs also considered that over the last five years, the average annual forward price to earnings ratio for the Company was 13.7x to 15.7x and that over the last four years, the average annual forward price to earnings ratio for the Company was 13.7x to 14.4x.”

is amended to read as follows:

“Goldman Sachs considered that over the last five years, the average annual forward price to earnings ratio for the Company was 13.7x to 15.7x and that over the last four years, the average annual forward price to earnings ratio for the Company was 13.7x to 14.4x.”

35. The following disclosure appearing on page 32 of the Definitive Proxy Statement in the section entitled “Opinion of Goldman, Sachs & Co.”:

“Goldman Sachs also considered that over the last five years, the average annual LTM EBITDA multiple for the Company was 7.6x to 8.6x and that over the last four years, the average annual LTM EBITDA multiple for the Company was 7.6x to 8.2x.”

is amended to add the following sentence immediately after the referenced sentence:

“Goldman Sachs did not present to the Company’s board of directors a range of implied per share equity values for the company common stock based on Goldman Sachs’ selected companies analysis described above.”

36. The following disclosure appearing on page 33 of the Definitive Proxy Statement in the section entitled “Opinion of Goldman, Sachs & Co.”:

“Goldman Sachs analyzed the implied equity returns that a financial buyer paying an offer price of $33.00 per share might achieve from the transaction over a period of five years, based upon the financial projections prepared by the Company’s management and assuming no adjustments relating to purchaser’s operation of the business, an assumed capital structure including initial leverage of funded debt to EBITDAR (earnings before interest, taxes, depreciation, amortization and rent expense) of 7.7x and the completion of an exit transaction at the end of five years at selected a range of exit multiples between 7.0x and 9.0x. “

is amended to add the following sentence immediately after the referenced sentence:

“Goldman Sachs selected these exit multiples for use in its analysis based on Goldman Sachs’ judgment and experience in such matters and based on various factors including the Company’s historical trading multiples.”

37. The following disclosure appearing on page 33 of the Definitive Proxy Statement in the section entitled “Opinion of Goldman, Sachs & Co.”:

“Goldman Sachs calculated the current and forward price to earnings ratios by dividing the share price of the Company’s common stock on November 13, 2006, the day prior to the filing by JANA Partners, by the respective IBES current and forward median EPS estimates for fiscal years 2008 and 2009 and also calculated the price to current and forward earnings multiples by dividing the LTM average share price between March 16, 2006 and March 16, 2007 by the respective IBES current and forward median EPS estimates for fiscal years 2008 and 2009.”

is amended to add the following sentence immediately after the referenced sentence:

“IBES EPS estimates for the Company were not publicly available for fiscal years subsequent to 2009.”

38. On page 37 of the Definitive Proxy Statement in the section entitled “Opinion of Peter J. Solomon Company, L.P.”, after the following disclosure:

“• projected EPS for the fiscal year ending January 2009 (other than for Charlotte Russe, whose EPS represented the calendarized estimates for the period ending December 2008).”

the following additional disclosure is inserted:

“The results of these analyses are summarized in the following table:

	Price/Earnings Multiples
	LTM /						Enterprise Value as a
	FY07		FY2008		FY2009		Multiple of LTM / FY07
Selected Companies	EPS		EPS		EPS		Net Sales	EBIT		EBITDA

Abercrombie & Fitch Co.	16.0	x	14.0	x	12.3	x	189.8%	9.6	x	8.0	x
American Eagle Outfitters, Inc.	17.6		15.6		13.8		219.4%	10.4		9.1
Aeropostale, Inc.	20.6		17.1		14.7		128.2%	11.4		9.8
The Children’s Place Retail Stores, Inc.	17.1		14.7		12.2		73.2%	10.1		7.0
Pacific Sunwear of California, Inc.	24.6		19.1		16.1		89.6%	14.8		8.1
Gymboree Corp.	18.4		16.2		14.1		146.2%	10.8		8.2
Tween Brands, Inc.	18.4		16.1		13.4		116.1%	10.7		8.0
Buckle, Inc.	18.7		16.8		15.1		175.1%	11.7		9.5
Charlotte Russe Holding, Inc.	16.4		15.7		12.9		81.9%	9.0		5.9
Hot Topic, Inc.	31.3		21.9		18.5		58.4%	18.0		6.9

Source: SEC filings, Bloomberg, First Call Investment Research.”

39. On page 39 of the Definitive Proxy Statement in the section entitled “Opinion of Peter J. Solomon Company, L.P.”, after the sentence:

“PJSC used publicly available data for the precedent transactions collected from public filings.”

the following sentence is deleted:

“This analysis resulted in the following ranges of multiples and ratios:”

and is replaced by the following additional disclosure:

“The results of these analyses are summarized in the following table:

Selected Precedent Transactions
						Equity Value
	Enterprise Value					as a Multiple
Acquiror Name	as a Multiple of LTM					of LTM
Seller Name	Sales	EBITDA		EBIT		Net Income

Kohlberg Kravis Roberts & Co. Dollar General Corp. (Pending)	81.5%	11.2	x	16.0	x	25.4	x
Ares Management LLC / Teachers’ Private Capital GNC Corp. (Pending)	112.8	11.0		14.8		25.0
Limited Brands, Inc. La Senza Corp.	143.8	9.6		13.5		21.7
Madison Dearborn Partners, LLC The Yankee Candle Company, Inc.	259.6	10.2		12.1		18.4
Leonard Green & Partners, L.P. / Texas Pacific Group PETCO Animal Supplies, Inc.	89.1	8.6		13.9		24.1
Bain Capital, LLC / The Blackstone Group L.P. Michaels Stores, Inc.	152.0	12.2		15.8		26.9
The Carlyle Group Oriental Trading Company, Inc.	NA	11.8		NA		NA
Leonard Green & Partners, L.P. The Sports Authority, Inc.	55.3	8.0		13.2		20.1
Bain Capital, LLC Burlington Coat Factory Warehouse Corp.	56.0	6.9		10.3		18.6
Apollo Management, L.P. Linens ’n Things, Inc.	48.5	8.6		20.6		35.6
Texas Pacific Group / Warburg Pincus LLC The Neiman Marcus Group, Inc.	138.7	9.9		12.3		20.6
GameStop Corp. The Electronics Boutique, Inc.	61.6	10.6		15.7		27.3
J.W. Childs Associates, L.P. / OSIM International, Ltd. / Temasek Holdings (Pte), Ltd. Brookstone, Inc.	73.0	7.2		9.8		20.6
Kohlberg Kravis Roberts & Co. / Bain Capital, LLC / Vornado Realty Trust Toys “R” Us, Inc.	60.0	10.1		21.6		33.3
Jones Apparel Group, Inc. Barneys, Inc.	90.7	8.2		14.2		19.7
Dick’s Sporting Goods, Inc. Galyan’s Trading Company, Inc.	50.2	10.5		NM		NM
Circuit City Stores, Inc. InterTAN, Inc.	58.7	8.4		11.0		23.5

Source: SEC filings, Bloomberg

The analysis of selected precedent transactions resulted in the following ranges of multiples and ratios:”

40. The following disclosure appearing on page 39 of the Definitive Proxy Statement in the section entitled “Opinion of Peter J. Solomon Company, L.P.”:

“PJSC determined to use these discount rates based on the range of weighted average cost of capital of the Company and other companies deemed comparable to the Company by PJSC in its professional judgment.”

is amended to add the following sentence immediately after the referenced sentence:

“PJSC used these terminal value multiples based on PJSC’s professional judgment and experience in such matters.”

41. The following disclosure appearing on page 40 of the Definitive Proxy Statement in the section entitled “Opinion of Peter J. Solomon Company, L.P.”:

“PJSC has not received compensation during the last two years for providing investment banking services to the Company or Apollo.”

is amended to read as follows:

“Other than the services provided to the Company in connection with the merger, PJSC has not been engaged previously to render services to the Company or Apollo.”

42. The following sentence appearing on page 46 of the Definitive Proxy Statement in the section entitled “Amended and Restated Employment Agreements with Marla L. Schaefer and E. Bonnie Schaefer”:

“On January 18, 2007, we entered into amended and restated employment agreements with Ms. Bonnie Schaefer and Ms. Marla Schaefer (collectively, the “Schaefer Employment Agreements”), which had been previously approved by the Compensation Committee.”

is amended to add the following to the end of the referenced sentence:

“on January 18, 2007.”

and immediately after the referenced sentence the following sentence is added:

“The Schaefer Employment Agreements provide for an initial term through January 31, 2008, with automatic one year renewal periods (with a three-year renewal period in the event of a change in control), unless the Company or the executive provides notice of non-renewal.”

43. The following sentence appearing on page 46 of the Definitive Proxy Statement in the section entitled “Amended and Restated Employment Agreements with Marla L. Schaefer and E. Bonnie Schaefer”:

“The amendments reflected in the Schaefer Employment Agreements were intended to address technical issues in the existing agreements and to better conform the existing agreements to prevailing practice and address recent changes in law.”

is made the beginning of a new paragraph and immediately after the referenced sentence the following is added:

“For example, the amended and restated agreements updated the definition of “change in control” contained in the agreements to correspond with the definition provided under the 2005 Incentive Compensation Plan, updated the agreements to reflect the current base salary of the executives, clarified the definition of “Incentive Compensation” by specifying that the same does not include any Company “matching” contributions with respect to the deferred portion of any annual bonus award and clarified that a change in control following which the Company or the surviving corporation ceases to be a publicly traded Company will automatically constitute “good reason”. The amended and restated agreements also clarified that any previously earned but unpaid bonus amounts will be paid to the executive following a termination of employment and if the executive is terminated without cause or for good reason, the executive will be entitled to receive a pro rata bonus for the year in which the termination takes place. A further clarification in the agreements relates to performance shares that the executive is entitled to as part of her compensation package, in that any performance shares paid out upon a termination of employment in respect of performance periods continuing after the date of the termination of employment will be paid out at deemed “plan” level performance achievement.”

44. The following sentence appearing on page 46 of the Definitive Proxy Statement in the section entitled “Amended and Restated Employment Agreements with Marla L. Schaefer and E. Bonnie Schaefer”:

“The amendments also reflected changes intended to provide benefits corresponding to those provided to Mr. Kaplan under the Kaplan Employment Agreement and to other key employees pursuant to the Change in Control Termination Protection Agreements described below in the event that the executive remained employed through the closing of the merger.”

is made the beginning of a new paragraph and amended to read as follows:

“The amended and restated agreements also reflected changes intended to provide benefits corresponding to those provided to Mr. Kaplan under the Kaplan Employment Agreement and to other key employees pursuant to the Change in Control Termination Protection Agreements described below in the event that the executive remained employed through the closing of the merger.”

45. The following sentence appearing on page 46 of the Definitive Proxy Statement in the section entitled “Amended and Restated Employment Agreements with Marla L. Schaefer and E. Bonnie Schaefer”:

“The Schaefer Employment Agreements provide for an initial term through January 31, 2008, with automatic one year renewal periods (with a three-year renewal period in the event of a change in control), unless the Company or the executive provides notice of non-renewal.”

is deleted and is replaced with the following:

“For example, the amended and restated agreements now provide that, upon a change in control, the executive will be entitled to receive a retention bonus equal to six month’s base salary and 50% of the bonus that the executive would have been eligible to receive for “plan” level performance for fiscal year 2007. The executive will be entitled to enhanced change in control termination protection benefits in the event of an “anticipatory termination” without cause that occurs within six months prior to a change in control and that the executive will be entitled to an accelerated payment of all previously deferred compensation, including bonus amounts. Upon the change in control, the executive will be entitled to accelerated payment of outstanding equity awards (as also provided in all the termination protection agreements entered into between the Company and a number of its key employees as well as in the merger agreement). All performance shares will vest upon a change in control and performance shares that would otherwise be phased in as of the date of the change in control will instead be completely phased in as of the date of the change in control on the basis of deemed “plan” level performance achievement.”

APPRAISAL RIGHTS OF DISSENTING CLASS A SHAREHOLDERS

The Company has concluded that holders of its common stock are not entitled to assert appraisal rights in connection with the merger under the Florida Business Corporation Act (“FBCA”) as set forth in Chapter 607 of the Florida Statutes. The Company has concluded that holders of its Class A common stock are entitled to appraisal rights, and the right to receive payment of the “fair value” of their shares of Class A common stock, in connection with the consummation of the merger upon compliance with the requirements of the FBCA.

Holders of the Company’s Class A common stock should refer to the section titled “APPRAISAL RIGHTS OF DISSENTING CLASS A SHAREHOLDERS” beginning on page 73 of the proxy statement dated April 27, 2007, previously mailed to the Company’s shareholders, for a summary description of appraisal rights under the FBCA, and Annex E to such proxy statement for a complete copy of Sections 607.1301 through 607.1333 of the FBCA.